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                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                              FORM 8-K

                           Current Report
                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 5, 2000


 TECHNOLOGY FUNDING VENTURE PARTNERS IV, AN AGGRESSIVE GROWTH FUND, L.P.
 -----------------------------------------------------------------------
          (Exact name of Registrant as specified in its charter)

                      Commission File No. 814-55

          Delaware                            94-3054600
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(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

2000 Alameda de las Pulgas, Suite 250
San Mateo, California                                            94403
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(Address of principal executive offices)                     (Zip Code)

                              (650) 345-2200
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            (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certifying Accountant.


(a) Resignation of Independent Accountants

(i) On September 5, 2000, the Partnership received notice that
KPMG LLP resigned as the Partnership's independent accountant.

(ii) The reports of KPMG LLP on the financial statements of the Partnership for each of the past two fiscal years, ended
December 31, 1998 and 1999, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) KPMG LLP resigned without providing the Partnership any opportunity to approve or disapprove their resignation. The
Partnership is engaged in the process of selecting new independent accountants and has authorized KPMG LLP to respond fully to any inquiries made by any successor accountants, including with respect to the event described in paragraph (a) (v) below.

(iv) During the Partnership's two most recent fiscal years and through September 5, 2000, the Partnership has had no disagreement with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements of the Partnership for such years.

(v) During the Partnership's two most recent fiscal years and through September 5, 2000, the Partnership has had no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K), except as follows:

KPMG LLP did not complete their review of the June 30, 2000 financial statements included in the registrant's 10-Q filed on August 14, 2000. On Saturday, August 12, 2000, KPMG LLP orally advised the Managing General Partners that they would be unable to complete their review of the June 30, 2000 financial statements unless they were provided a copy of an independent third party's report used by the Managing General Partners in determining the fair value of investments in good faith; they further advised that the report must be addressed to KPMG LLP and specifically state that they be allowed to rely upon said report. Prior to August 12, 2000, KPMG LLP had not informed the registrant that such documentation was needed by them to complete their quarterly review. Similar documentation has not been requested in connection with any previous KPMG LLP audit or quarterly review of the registrant's financial statements. KPMG LLP read a draft copy of the report and was advised that while every attempt would be made to have it issued in final, signed form prior to the 10-Q due date of August 14, 2000, it was unlikely that would happen due to the vacation schedule of the independent third party. At that time, the KPMG LLP Partner advised the Managing General Partners' Controller that the report as reviewed was satisfactory and that the review could be completed as soon as a signed copy was received as long as it contained the provision that KPMG LLP be allowed to rely upon said report. As expected, KPMG LLP was not provided a final, signed report prior to the Registrant's EDGAR filing deadline. On August 14, 2000, KPMG LLP issued a letter stating that they had been unable to complete the June 30, 2000 quarterly review of the Registrant.

The final, signed report, which does not differ in substance from the draft read by the KPMG LLP partner prior to our 10-Q filing except to include a statement that KPMG could rely on said report, has been offered to KPMG LLP so that they could complete the review. However, KPMG LLP resigned without completing the review or notifying the registrant of the reason they were unable to complete the review. Subsequent to the oral advice of their intent to resign, KPMG LLP stated they would have needed an independent appraisal of each of the Partnership's portfolio companies in order to complete the review. KPMG LLP acknowledged on September 12, 2000 that they had not informed the Managing General Partners at any time prior to the August 14, 2000 10-Q deadline that independent appraisals would be necessary to complete the review. The Registrant made every effort to supply KPMG LLP with adequate documentation to complete their June 30, 2000 quarterly review. However, it was not possible to obtain the documentation requested on August 12, 2000 prior to the filing date of August 14, 2000. It was also not possible to act upon the subsequent request for independent appraisals prior to August 14, 2000.

The Partnership will request that its new independent accountants perform a review of the June 30, 2000 financial statements.

(vi) The Partnership has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. As of September 12, 2000, this letter was not available to the Registrant. However, pursuant to Item 304
(a) (3) of Regulation S-K, a copy of such letter will be filed by amendment within two business days of receipt, but not later than ten business days after this original filing.

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                        SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Technology Funding Venture Partners IV,
                        An Aggressive Growth Fund, L.P.

                        By:  Technology Funding Inc.
                             Technology Funding Ltd.
                             Managing General Partners

Date:  September 12, 2000  By: /s/ Charles R. Kokesh
                              ---------------------
                                  Charles R. Kokesh
                                  President, Chief Executive Officer,
                                  Chief Financial Officer and Chairman
                                  of Technology Funding Inc. and
                                  Managing General Partner of
                                  Technology Funding Ltd.